SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  JUNE 7, 1999
                Date of report (Date of earliest event reported)


                               SUCCESSORIES, INC.
             (Exact Name of Registrant as Specified in its Charter)


        ILLINOIS                         0-22834               36-3760230
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
        of Incorporation)                                   Identification No.)


                2520 DIEHL ROAD
                AURORA, ILLINOIS                                   60504
    (Address of Principal Executive Office)                      (Zip Code)

                                  630/820-7200
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5.   OTHER EVENTS.

     See attached press release issued by Successories, Inc. on June 7, 1999 (the "Press Release") regarding the completion of a $1,220,000 private placement by the Company of preferred stock to a group of investors. The information set forth in the Press Release is incorporated herein by reference.

     A copy of the Preferred Stock Purchase Agreement between the Company and the investors is attached hereto as Exhibit 99.2.

     A copy of the Registration Rights Agreement between the Company and the investors is attached hereto as Exhibit 99.3.

     The Certificate of Designation of Series A Convertible Preferred Stock, as filed with the Secretary of State of the State of Illinois, is attached hereto as Exhibit 99.4.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  EXHIBITS

Exhibit No.                Description
-----------                -----------

     99.1           Press Release dated June 7, 1999.

     99.2 Preferred Stock Purchase Agreement dated as of May 28, 1999 by and among the Company and the investors.

     99.3 Registration Rights Agreement dated as of May 28, 1999 by and among the Company and the investors.

     99.4           Certificate of Designation of Series A Convertible
                    Preferred Stock.


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


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                SUCCESSORIES, INC.
                                                (Registrant)


Date:  6/9/99                                    By: /s/ Gary J. Rovansek
       -------------                                 ---------------------------
                                                         Gary J. Rovansek
                                                         President and
                                                         Chief Operating Officer




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


                                INDEX TO EXHIBITS



   Exhibit No.   Description
   -----------   -----------

      99.1       Press Release dated June 7, 1999.

      99.2 Preferred Stock Purchase Agreement dated as of May 28, 1999 by and among the Company and the investors.

      99.3 Registration Rights Agreement dated as of May 28, 1999 by and among the Company and the investors.

      99.4       Certificate of Designation of Series A Convertible
                 Preferred Stock.



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